POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints HERBERT KURZ and MICHAEL V. OPORTO, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, amendments or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification under any applicable state securities laws or regulations, of shares of common stock, $.01 par value, of the Registrant issuable pursuant to the Registrant's 1996 Stock Incentive Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                         Date

/s/ Herbert Kurz              President and Director        July 15, 1996
Herbert Kurz                  (Principal Executive
                              Officer)

/s/ Michael V. Oporto         Treasurer and Chief           July 15, 1996
Michael V. Oporto             Financial Officer
                              (Principal Financial
                              Accounting Officer)


/s/ Peter A. Cohen            Director                      July 15, 1996
Peter A. Cohen


/s/ Jules Kroll               Director                      July 15, 1996
Jules Kroll


/s/ Lawrence Rivkin           Director                      July 15, 1996
Lawrence Rivkin


/s/ Morton B. Silberman       Director                      July 15, 1996
Morton B. Silberman